Exhibit 25

CERTIFICATE OF SECRETARY

The undersigned, not individually but solely in the undersigned’s capacity as the Secretary of FirstCaribbean International Trust Company (Bahamas) Limited, a company incorporated in the Commonwealth of The Bahamas (“FirstCaribbean”) hereby certifies with respect to FirstCaribbean as follows:

Listed below are names of representatives of FirstCaribbean who are duly authorized, empowered and directed, in the name and on behalf of FirstCaribbean, to:

(1)

execute (a) all documents relating to the reporting of beneficial ownership of Class A Common Stock, $0.01 par value per share, and Class B Common Stock, $0.01 par value per share, of Hyatt Hotels Corporation, a Delaware corporation, as and to the extent required to be filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(d) or Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, including, without limitation, Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5, and successive forms thereto, and any related documentation, and (b) Notices of Proposed Sale of Securities Pursuant to Rule 144, in accordance with the requirements of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act’); and

(2)

do and perform any and all acts that may be necessary or desirable to complete and execute any such documents, complete and execute any amendment or amendments thereto, and timely file such documents with the Commission.

The signatures appearing opposite their respective names are original copies of their true and genuine signatures.

Name of Authorized Representative	Signature
Lisalette Gibson-Rolle	/s/ Lisalette Gibson-Rolle

Jan Whyms	/s/ Jan Whyms

[Signature Page Follows]

IN WITNESS WHEREOF, I hereunder subscribe my name, not individually but solely in my capacity as Secretary of FirstCaribbean International Trust Company (Bahamas) Limited, effective as of this 12th day of January, 2024.

/s/ Lillian Russell
Lillian Russell
Secretary of FirstCaribbean International Trust Company (Bahamas) Limited